Exhibit 99.1

ConocoPhillips Reports 2010 Organic Reserve Replacement of 138 Percent

HOUSTON--(BUSINESS WIRE)--January 25, 2011--ConocoPhillips (NYSE:COP) today announced preliminary 2010 organic net proved reserve additions of 920 million barrels of oil equivalent (BOE). The Exploration and Production segment’s organic reserve replacement ratio is expected to be 138 percent of 2010 production.

“The year’s performance in reserve replacement is attributable to the execution of our major projects, including development of unconventional North American resources,” said Jim Mulva, chairman and chief executive officer. “We concentrated much of our drilling and development activity on liquids prospects, given the strength of the oil market, and succeeded in adding significant reserves from our oil sands properties in Canada and our assets in Alaska. In addition, significant gas reserves were added in Qatar. These successes reconfirm the viability of our strategic focus on organic development.”

Acquisitions and dispositions are expected to reduce reserves by 2.2 billion BOE, primarily reflecting the company’s divestment of its interest in OAO LUKOIL. E&P production for the year is expected to be 665 million BOE, including fuel gas. LUKOIL production is expected to be 110 million BOE. ConocoPhillips expects to end 2010 with 8.3 billion BOE of proved reserves.

The company will provide final information related to its 2010 oil and gas reserves and finding and development costs in its Annual Report on Form 10-K, expected to be filed with the SEC in late February.

ConocoPhillips is an integrated energy company with interests around the world. Headquartered in Houston, the company had approximately 29,800 employees, $155 billion of assets, and $184 billion of annualized revenues as of September 30, 2010. For more information, go to www.conocophillips.com.

CAUTIONARY STATEMENT FOR THE PURPOSES OF THE "SAFE HARBOR" PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created thereby. Forward-looking statements relate to future events and anticipated results of operations, business strategies, and other aspects of our operations or operating results. In many cases you can identify forward-looking statements by terminology such as "anticipate," "estimate," "believe," "continue," "could," "intend," "may," "plan," "potential," "predict," "should," "will," "expect," "objective," "projection," "forecast," "goal," "guidance," "outlook," "effort," "target" and other similar words. However, the absence of these words does not mean that the statements are not forward-looking. Where, in any forward-looking statement, the company expresses an expectation or belief as to future results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. However, there can be no assurance that such expectation or belief will result or be achieved. The actual results of operations can and will be affected by a variety of risks and other matters including, but not limited to, crude oil and natural gas prices; refining and marketing margins; potential failure to achieve, and potential delays in achieving expected reserves or production levels from existing and future oil and gas development projects due to operating hazards, drilling risks, and the inherent uncertainties in interpreting engineering data relating to underground accumulations of oil and gas; unsuccessful exploratory drilling activities; lack of exploration success; potential disruption or unexpected technical difficulties in developing new products and manufacturing processes; potential failure of new products to achieve acceptance in the market; unexpected cost increases or technical difficulties in constructing or modifying company manufacturing or refining facilities; unexpected difficulties in manufacturing, transporting or refining synthetic crude oil; international monetary conditions and exchange controls; potential liability for remedial actions under existing or future environmental regulations; potential liability resulting from pending or future litigation; general domestic and international economic and political conditions, as well as changes in tax and other laws applicable to our business. Other factors that could cause actual results to differ materially from those described in the forward-looking statements include other economic, business, competitive and/or regulatory factors affecting our business generally as set forth in our filings with the Securities and Exchange Commission (SEC). Unless legally required, ConocoPhillips undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACT:
ConocoPhillips
Nancy Turner, 281-293-1430 (media)
nancy.e.turner@conocophillips.com
or
Clayton Reasor, 212-207-1996 (investors)
c.c.reasor@conocophillips.com